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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2001.
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
             (Exact name of Registrant as specified in its charter)

             OHIO                                        34-0150020
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                      CLEVELAND ELECTRIC FINANCING TRUST I
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                      34-7140162
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                   ----------

                              C/O FIRSTENERGY CORP.
                              76 SOUTH MAIN STREET
                             AKRON, OHIO 44308-1890
                                 (800) 736-3402
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

IF THIS FORM RELATES TO THE REGISTRATION OF A          IF THIS FORM RELATES TO THE REGISTRATION OF
CLASS OF SECURITIES PURSUANT TO SECTION 12(b) OF       A CLASS OF SECURITIES PURSUANT TO SECTION
THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO          12(g) OF THE EXCHANGE ACT AND IS EFFECTIVE
GENERAL INSTRUCTION A.(c), CHECK THE FOLLOWING         PURSUANT TO GENERAL INSTRUCTION A.(d),
BOX. [X]                                               CHECK THE FOLLOWING BOX. [ ]

  SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
                           333-64776 AND 333-64776-01
                                 (if applicable)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


  9% CUMULATIVE TRUST PREFERRED SECURITIES       THE NEW YORK STOCK EXCHANGE
(AND THE GUARANTEE OF THE CLEVELAND ELECTRIC
 ILLUMINATING COMPANY WITH RESPECT THERETO)

           (Title of Each Class                 (Name of Each Exchange on Which
           to be so Registered)                  Each Class is to be Registered)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                 NONE
                           (Title of Class)


================================================================================

The Commission is respectfully requested to send copies of all notices, orders and communications to:


            JOHN J. JENKINS                         LUCAS F. TORRES
     CALFEE, HALTER & GRISWOLD LLP              PILLSBURY WINTHROP LLP
          800 SUPERIOR AVENUE                   ONE BATTERY PARK PLAZA
    1400 MCDONALD INVESTMENT CENTER             NEW YORK, NY 10004-1490
          CLEVELAND, OH 44114                       (212) 858-1000
             (216) 6228200                        FAX: (212) 858-1500
          FAX: (216) 241-0816

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

For a full description of the 9% Cumulative Trust Preferred Securities of Cleveland Electric Financing Trust I (the "Preferred Securities"), The Cleveland Electric Illuminating Company's guarantee with respect to the Preferred Securities (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Guarantee," and "Description of the Subordinated Debentures," in the Prospectus dated December 12, 2001 (the "Prospectus") filed with the Securities and Exchange Commission ("SEC") on December 14, 2001 pursuant to Rule 424(b) under the Securities Act of 1933 (the "Act"), which forms a part of the Registration Statement on Form S-2 (Registration Nos. 333-64776 and 333-64776-01) filed with the SEC on July 9, 2001, as amended by Amendment No. 1 thereto filed with the SEC on September 21, 2001, and Amendment No. 2 thereto filed with the SEC on December 5, 2001 under the Act. The Registration Statement became effective on December 11, 2001. The information contained in the foregoing Registration Statement (as amended, the "Registration Statement") and the Prospectus is incorporated herein by reference.


ITEM 2.  EXHIBITS.

         The following exhibits are filed herewith:

2.1 Certificate of Cleveland Electric Financing Trust I (incorporated by reference to Exhibit 4.2 to the Registration Statement).

2.2 Declaration of Trust of Cleveland Electric Financing Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement).

2.2 Form of Amended and Restated Declaration of Trust of Cleveland Electric Financing Trust I to be used in connection with the issuance of the Preferred Securities (incorporated by reference to Exhibit 4.4 to the Registration Statement).

2.3 Form of Preferred Security for Cleveland Electric Financing Trust I (included as Exhibit E to Exhibit 4.4 to the Registration Statement).

2.4 Form of Guarantee Agreement between The Cleveland Electric Illuminating Company and The Bank of New York to be used in connection with the issuance of the Preferred Securities (incorporated by reference to Exhibit 4.6 to the Registration Statement).



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


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                             CLEVELAND ELECTRIC FINANCING TRUST I

                                 By: /s/ Randy Scilla
                                     ---------------------------------
                                     Randy Scilla
                                     Administrative Trustee
                                     Date: December 18, 2001

                             THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                 By: /s/ Thomas Navin
                                     ---------------------------------
                                     Thomas Navin
                                     Treasurer
                                     Date: December 18, 2001












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